Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-71788 and No. 33-80306) and Form S-3 (No. 333-118949) of Titan International, Inc. of our report dated October 13, 2006 relating to the financial statements of Continental Tire North America off-the-road tire business, which appears in this Current Report on Form 8-K/A of Titan International, Inc.

PricewaterhouseCoopers LLP
St. Louis, MO
October 13, 2006